UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): April 29, 2019

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson Three-Month Orders, Including Foreign Currency Translation
(Percentage change versus prior year; trailing three-month averages, excluding acquisitions and divestitures, including currency translation)

	Jan '19	Feb '19	Mar '19
Automation Solutions	5 - 10	5	0 to 5
Commercial & Residential Solutions	-5 to 0	0	-5 to 0
Total Emerson	5	0 to 5	0 to 5

March 2019 Orders Comments

Total Emerson trailing three-month orders increased 2 percent with underlying orders up 4 percent, excluding a 2 percent unfavorable currency impact resulting from the stronger U.S. dollar. Underlying orders growth remained in the 5 to 10 percent range in the first two months of the quarter but moderated below that range to 4 percent in March.

Automation Solutions orders increased 4 percent and were up 7 percent on an underlying basis excluding unfavorable currency of 3 percent. Growth in underlying orders was positive across all world areas. Underlying growth was led by our systems business, up 12 percent, driven by small and mid-sized projects and maintenance spend.

Underlying orders growth in the Americas continued to be supported by broad-based investment activity across process and hybrid end markets but moderated to mid-single digits as upstream oil & gas customers paused to assess full-year investment plans in light of oil price volatility late last year. Activity has improved as oil prices have stabilized and recovered, and orders growth is expected to improve modestly, supported by a strong macroeconomic backdrop for energy investment. Pipeline capacity constraints in key unconventional oil and gas regions in the U.S. and Canada have become a watch item and may pace investment activity over the next three to six months as pipeline projects and supporting infrastructure build-out is completed. Our North America Industrial Solutions business, which primarily serves discrete manufacturing end markets through distribution, slowed, reflecting softer short-cycle demand and some re-balancing of channel inventory from last year's tariff impact and price increases.

Underlying orders growth in Europe remained healthy supported by continued favorable trends in most key end markets. Asia, Middle East & Africa underlying orders growth continued up double digits, reflecting broad-based strength across most key end markets.

Globally, the mix of underlying orders remained stable across our three kinds of business – maintenance and repair spending (KOB3), brownfield projects (KOB2) and greenfield investments (KOB1).

Commercial & Residential Solutions orders were down 2 percent with underlying orders flat excluding unfavorable currency of 2 percent. Orders in the Asia Climate Technologies business have continued to improve but remained negative, about two to three months behind the recovery plan laid out in February. China demand trended favorably and in-line with previous expectations, but was offset by softer than expected trends in southeast Asia and the Middle East.

Excluding the Asia Climate Technologies business, Commercial & Residential Solutions underlying orders growth was up low-single digits reflecting stable demand in North American air conditioning and global cold chain markets. Orders pace in North America was somewhat unfavorably impacted by cold, wet weather conditions and higher levels of channel inventory bought ahead of price increases announced last year.

Upcoming Investor Events

On Tuesday, May 7, 2019, Emerson will report its second quarter 2019 results prior to market open and host an investor conference call that same day, beginning at 2:00 p.m. Eastern Time. In addition to the usual participating members of Emerson senior management, the call will be joined by Lal Karsanbhai, executive president of Automation Solutions and Bob Sharp, executive president of Commercial & Residential Solutions. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, and the impact of the Tax Cuts and Jobs Act, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	April 29, 2019	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary